Katsky Korins LLP
                                605 Third Avenue
                            New York, New York 10158
                            Telephone: (212) 953-6000
                               Fax: (212) 953-6899

                                   May 4, 2006


Techprecision Corporation
One Bella Drive
Westminster, MA 01473


                          Re: Techprecision Corporation

Ladies and Gentlemen:

         We refer to the registration statement on Form S-8 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), by Techprecision Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission covering the 133,000 shares of the Company's common stock, par value $.0001 per share ("Common Stock"), issuable to employees of the Company's wholly-owned subsidiary, Ranor, Inc., pursuant to certain stock grant agreements.

         We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

         Based on our examination described above, we are of the opinion that the shares of Common Stock registered pursuant to the Registration Statement are duly authorized and, when issued in the manner provided for in the stock grant agreements, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


                                Very truly yours,


                                KATSKY KORINS LLP